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                                                                    EXHIBIT 10.7

                                    GUARANTY

         THIS GUARANTY (this "Guaranty"), dated as of June 3, 2002, is made by APACHE CORPORATION, a Delaware corporation (the "Guarantor"), in favor of each of the Lender Parties (as defined below).

                                   WITNESSETH:

         WHEREAS, Apache Energy Limited (ACN 009 301 964), a corporation organized under the laws of the State of Western Australia, Australia ("Apache Energy Limited" and, together with each other Person that becomes an Additional Borrower pursuant to Section 2.20 of the Credit Agreement (as herein defined), "Borrower"), the Lenders named in the Credit Agreement defined below, JPMorgan Chase Bank, as Global Administrative Agent ("Global Administrative Agent"), Bank of America, N.A., as Global Syndication Agent, Citibank, N.A., as Global Documentation Agent, Citisecurities Limited (ABN 51 008 489 610), as Australian Administrative Agent ("Australian Administrative Agent"), Bank of America, N.A., Sydney Branch (ARBN 064 874 531) and Deutsche Bank AG, Sydney Branch (ABN 13 064 165 162), as Australian Co-Syndication Agents, and Royal Bank of Canada (ABN 86 076 940 880) and Bank One, NA, Australia Branch (ARBN 065 752 918), as Australian Co-Documentation Agents, have entered into that certain Credit Agreement dated as of June 3, 2002 (such agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), pursuant to which Lenders agreed to make Loans;

         WHEREAS, pursuant to Section 4.1 of the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor derives and will continue to derive substantial direct and indirect benefits from the Loans made from time to time to Borrower by Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Lenders to make Loans to Borrower, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Apache Energy Limited" is defined in the first recital.

         "Australian Administrative Agent" is defined in the first recital.



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         "Borrower" is defined in the first recital.

         "Australian Administrative Agent" is defined in the first recital.

         "Credit Agreement" is defined in the first recital.

         "Global Administrative Agent" is defined in the first recital.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Lender Party" means, as the context may require, any Lender, the Global Administrative Agent, the Australian Administrative Agent or any other Agent and each of their respective successors, transferees and assigns.

         "Lenders" is defined in the first recital.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         "U.S. Credit Agreement" means that certain Credit Agreement, dated as of June 3, 2002, among Guarantor, the Lenders named therein, JPMorgan Chase Bank, as Global Administrative Agent, Bank of America, N.A., as Global Syndication Agent, Citibank, N.A., as Global Documentation Agent, Bank of America, N.A. and Wachovia Bank, National Association, as U.S. co-syndication agents, and Citibank, N.A. and Union Bank of California, N.A., as U.S. co-documentation agents, as the same may from time to time be amended, supplemented, restated or otherwise modified.

         SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                                   ARTICLE II.

                               GUARANTY PROVISIONS

         SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which Borrower is or may become a party, whether for



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         principal, interest, fees, expenses or otherwise, and including all amounts in respect of indemnities by Borrower of any Lender or any Agent), and

                  (b) indemnifies and holds harmless each Lender Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party, as the case may be, in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or the Guarantor, or the inability or failure of Borrower or the Guarantor to pay debts as they become due, or an assignment by Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, which, if commenced by any Person other than Borrower, is not dismissed within 30 days, or the appointment of an administrator to Borrower, or the appointment of a receiver, receiver and manager, or similar officer being appointed to all or any of the assets and undertaking of Borrower, or, in addition to assignment for the benefit of creditors, an arrangement, compromise, or composition with Borrower's creditors or a class of them, or the liquidation or winding up of Borrower or the commencement of proceedings to do so, and if such event shall occur at a time when any of the Obligations of Borrower may not then be due and payable, the Guarantor will pay to the Lender Parties in either the United States of America, Sydney, New South Wales, Australia or Canberra, Australian Capital Territory, Australia, forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty with respect to the Obligations of Borrower shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document;

                  (b) the failure of any Lender Party (i) to assert any claim or demand or to enforce any right or remedy against Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document or



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         otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of Borrower;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of Borrower, or any other extension, compromise or renewal of any Obligation of Borrower;

                  (d) any reduction, limitation, impairment or termination of any Obligations of Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of Borrower;

                  (g) any Lender Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any Person; or

                  (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any surety or any guarantor,

and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of Borrower or otherwise.

         SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of Borrower, the appointment of an administrator to Borrower, the appointment of a receiver, receiver and manager or similar officer being appointed to all or any of the assets and undertaking of Borrower, in addition to assignment for the benefit of creditors, any arrangement, compromise, or composition with Borrower's creditors or a class of them, or the liquidation or winding up of Borrower or the commencement of proceedings to do so, or otherwise, all as though such payment had not been made.

         SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of Borrower and this Guaranty and any requirement that any Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any



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right or take any action against Borrower or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of Borrower.

         SECTION 2.6 Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement, contribution indemnity, proof or claim in liquidation or otherwise, until the prior payment, in full and in cash, of all Obligations of Borrower. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of Borrower shall be received and held in trust for the benefit of the Lender Parties and shall immediately be paid to the Australian Administrative Agent and credited and applied against the Obligations of Borrower, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  (a) the Guarantor has made payment to the Lender Parties of all or any part of the Obligations of Borrower, and

                  (b) all Obligations of Borrower have been paid in full and all Commitments have been permanently terminated,

each Lender Party agrees that, at the Guarantor's request, the Australian Administrative Agent, on behalf of the Lender Parties, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of Borrower resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against Borrower (or its successors or assigns, whether in connection with a bankruptcy or insolvency proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party.

         SECTION 2.7 Successors, Transferees and Assigns, etc. This Guaranty shall (a) be binding upon the Guarantor, and its successors, transferees and assigns, and (b) inure to the benefit of and be enforceable by the Australian Administrative Agent and each other Lender Party. Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Article IX and Section 10.4 of the Credit Agreement.

         SECTION 2.8 Indemnity. If any Obligations (including obligations which would have been Obligations if they were recoverable) of Borrower are not recoverable from Borrower for any reason (including, without limitation, any legal limitation, disability, incapacity or thing affecting Borrower), the Guarantor shall indemnify each Lender Party on demand and shall satisfy those obligations to the relevant Lender Party on demand. This applies whether or not:
(a) any transaction relating to the Obligations of Borrower was void or illegal or has been subsequently avoided, or (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Lender Party.



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                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

         SECTION 3.1 U.S. Credit Agreement. All representations and warrants set forth in Article III of the U.S. Credit Agreement are true and correct and not misleading in any material respect and are made for the benefit of the Lender Parties as if set forth in full herein.

         SECTION 3.2 Solvency. After giving effect to the Advances under the Credit Agreement and this Guaranty, the Guarantor is Solvent. As used herein, "Solvent" means, with respect to a Person at any time, a condition under which
(a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities mature; and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

                                  ARTICLE IV.

                                 COVENANTS, ETC.

         SECTION 4.1 Affirmative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender Party shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with, observe and fulfill, for the benefit of the Lender Parties, each of the covenants, agreements and obligations (i) contained in Article V of the U.S. Credit Agreement (whether or not such agreement is then in effect) and (ii) pertaining or otherwise applicable to the Guarantor in the Credit Agreement, including, without limitation, the delivery of financial reports and notices described in Section 5.1 of the Credit Agreement. The Guarantor hereby irrevocably and unconditionally agrees to be bound by, and not to breach or otherwise fail to comply with, any of such covenants, agreements and obligations as if the Guarantor were a party to the Credit Agreement and such covenants, agreements and obligations are hereby reaffirmed by the Guarantor and are, together with all related definitions and ancillary provisions incorporated herein by reference hereby and made a part hereof for all purposes as if set out in full herein. Notwithstanding the foregoing, the obligations of the Guarantor under Article V of the Credit Agreement will not take effect until one day after the date of execution of this Guaranty unless on that day Borrower prepays all Obligations in full.



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         SECTION 4.2 Financial Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender Party shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with, observe and fulfill, for the benefit of the Lender Parties, each of the covenants, agreements and obligations (i) contained in Article VI of the U.S. Credit Agreement (whether or not such agreement is then in effect) and (ii) pertaining or otherwise applicable to the Guarantor in the Credit Agreement. The Guarantor hereby irrevocably and unconditionally agrees to be bound by, and not to breach or otherwise fail to comply with, any of the provisions in any of such covenants, agreements and obligations as if the Guarantor were a party to the Credit Agreement and such covenants, agreements and obligations are hereby reaffirmed by the Guarantor and are, together with all related definitions and ancillary provisions incorporated herein by reference hereby and made a part hereof for all purposes as if set out in full herein.

         SECTION 4.3 Negative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender Party shall have any outstanding Commitment, the Guarantor will not, without the prior written consent of the Required Lenders, do anything prohibited (i) in Article VII of the U.S. Credit Agreement (whether or not such agreement is then in effect), or (ii) to the extent such prohibitions pertain or otherwise relate to the Guarantor in the Credit Agreement. The Guarantor hereby unconditionally and irrevocably agrees to be bound by, and not to breach or otherwise fail to comply with, any of such covenants, agreements and obligations to the extent such provisions pertain to the Guarantor and such covenants, agreements and obligations are hereby reaffirmed by the Guarantor and, together with all related definitions and ancillary provisions are incorporated herein by reference hereby made a part hereof for all purposes as if set out in full herein.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement.

         SECTION 5.2 Indemnification. In consideration of the execution and delivery of the Credit Agreement by each Lender and the extension of the Commitments, the Guarantor shall indemnify the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to Guarantor or any of its



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Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(a) resulted from the gross negligence or willful misconduct of such Indemnitee or (b) arose in connection with any issue in litigation commenced by Guarantor or any of its Subsidiaries against any Indemnitee for which a final judgment is entered in favor of Guarantor or any of its Subsidiaries against such Indemnitee. The obligations of the Guarantor under this Section 5.2 shall survive the termination of this Agreement or any non-assumption of this Agreement in a bankruptcy or similar proceeding. To the extent permitted by applicable law, Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Guarantor shall be obligated to indemnify the Indemnitee for all Claims regardless of whether the Guarantor had knowledge of the facts and circumstances giving rise to such Claims.

         SECTION 5.3 Binding on Successors, Transferees and Assigns; Substitution. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lenders.

         SECTION 5.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Australian Administrative Agent and Global Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including telex or facsimile communication) and mailed or transmitted by telex or facsimile or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Australian Administrative Agent and Global Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications if mailed and properly addressed postage prepaid shall be deemed given when deposited in the mails and, if transmitted by telex or facsimile properly addressed shall be deemed given when transmitted (answerback confirmed in the case of telexes). All notices and other communications hereunder to a Lender Party shall be given pursuant to the provisions of Section 10.1 of the Credit Agreement.

         SECTION 5.6 No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Lender Party to exercise, and no delay in



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exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.8 Setoff. In addition to, and not in limitation of, any rights of any Lender Party under applicable law, each Lender Party shall, upon the occurrence of any Default or Unmatured Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due; provided, however, that any such appropriation and application shall be subject to the provisions of Section 10.8 of the Credit Agreement.

         SECTION 5.9 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.10 Obligations. The Guarantor hereby acknowledges and covenants that the obligations binding upon it contained in this deed are owed to, and shall be for the benefit of, each and every Lender Party. Each Lender Party shall be entitled severally to enforce the said obligations against the Guarantor.

         SECTION 5.11 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

         (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         (b) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE



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

JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 5.12 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.







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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    APACHE CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name:  Matthew W. Dundrea
                                    Title: Vice President and Treasurer

                                    Address:   Apache Corporation
                                               2000 South Post Oak Boulevard
                                               Suite 100
                                               Houston, Texas 77056-4400

                                    Attention: Matthew W. Dundrea
                                               Vice President and Treasurer

                                    Telephone: (713) 296-6640
                                    Facsimile: (713) 296-6458




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